Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report, incorporated herein by reference, dated November 25, 2013, with respect to the financial statements and financial highlights of the Mount Lucas U.S. Focused Equity Fund, as of September 30, 2013, and to the references to our firm under the heading “Financial Highlights” in the Prospectus and under the heading “Financial Statements” within the Statement of Additional Information.

Philadelphia, Pennsylvania

January 23, 2014